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                                                                  EXHIBIT 10 (k)


                            ILLINOIS TOOL WORKS INC.

                             EXECUTIVE CONTRIBUTORY

                             RETIREMENT INCOME PLAN




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                            ILLINOIS TOOL WORKS INC.
                  EXECUTIVE CONTRIBUTORY RETIREMENT INCOME PLAN



         Illinois Tool Works Inc. hereby amends and restates in its entirety, effective as of January 1, 1999, the Illinois Tool Works Inc. Executive Contributory Retirement Income Plan, which was originally established April 1, 1993.

I.       PURPOSE


         The purpose of this Illinois Tool Works Inc. Executive Contributory Retirement Income Plan is to provide a further means whereby Illinois Tool Works Inc. and its subsidiaries and affiliated companies may afford financial security to certain employees.

II.      DEFINITIONS

         2.1 "Agreement" means the Illinois Tool Works Inc. Executive Contributory Retirement Income Plan Deferral Agreement(s) executed between a Participant and the Company, whereby a Participant agrees to defer a portion of his/her Salary and/or Bonus pursuant to the provisions of the Plan and/or specifies the number of years over which payments might be made pursuant to Section 4.8 (subject to the provisions of Section 4.10), and the Company agrees to make benefit payments in accordance with the provisions of the Plan. To the extent a Participant's deferral agreement changes the number of payments specified in a prior deferral agreement the most recent agreement shall be deemed to amend all prior agreements.

         2.2 "Beneficiary" means the person or persons so designated by a Participant pursuant to Section 4.11.

         2.3 "Board of Directors" means the Board of Directors of Illinois Tool Works Inc. Notwithstanding anything herein to the contrary, except in regard to a Change in Control, the Executive Committee of the Board of Directors can act under the Plan in lieu of the entire Board.

         2.4 "Bonus" means the amount(s) earned during a calendar year by the Participant under the Company's Executive Incentive Plan, if the Participant is eligible for such Bonus.

         2.5      "A Change in Control" means any of the following:

                  a)    the dissolution of the Company;

                  b) the merger, consolidation, or reorganization of the Company with any other corporation after which the holders of common stock immediately prior to the effective date thereof hold less than 70% of the outstanding common stock of the surviving or resulting entity;

                  c) the sale of all or substantially all of the assets of the Company to any person or entity other than a wholly-owned subsidiary;


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                  d)    any person or group of persons acting in concert, other
                        than descendants of Byron L. Smith and trusts for the benefit of such descendants, or entity becomes the beneficial owner, directly or indirectly, of more than 30% of the outstanding common stock; or

                  e) the individuals who, as of the close of the most recent annual meeting of the Company's stockholders, are members of the Board of Directors (the "Existing Directors") cease for any reason to constitute more than 50% of the Board of Directors; provided, however, that if the election or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least 50% of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule14a-11 under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board of Directors (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

         2.6 "Committee" means the Employee Benefits Committee of the Company appointed by the Board of Directors to manage and administer the Plan.

         2.7 "Company" means Illinois Tool Works Inc. and any subsidiaries and affiliated companies of which Illinois Tool Works Inc. owns more than 80% of the outstanding common stock or other ownership interest.

         2.8      "Deferral Year" means any calendar year.

         2.9 "Deferred Benefit Account" means the account maintained on the books of the Company for each Participant pursuant to Article
                  III. One Deferred Benefit Account shall be maintained for all Agreements entered into by a Participant and the Company pursuant to this Plan. A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind.

         2.10 "Determination Date" means the date on which the amount of a Participant's Deferred Benefit Account is determined as provided in Article III hereof. The last day of each calendar quarter or the date of a Participant's Termination of Service shall be a Determination Date.

         2.11 "Disability" shall have the same meaning as Disabled under the Illinois Tool Works Inc. Pension Plan.

         2.12 "Early Benefit Date" means the date of Termination of Service of the Participant on or after he/she attains age 55 and has 10 Years of Service with the Company and before attaining age 65.


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         2.13     "Interest Yield" means either the Retirement Interest Yield,
                  Death Interest Yield or the Termination Interest Yield as defined below:

                  a) "Retirement Interest Yield" or "Death Interest Yield" means 130 percent of Moody's. The maximum Retirement Interest Yield or Death Interest Yield pursuant to this Plan shall be 15.6%.

                  b) "Termination Interest Yield" means 100 percent of Moody's. The maximum Termination Interest Yield pursuant to this Plan shall be 12%.

         2.14 "Moody's" means the average Moody's Long-Term Corporate Bond Yield for the preceding calendar quarter as determined from the Moody's Bond Record published by Moody's Investor's Service, Inc. (or any successor thereto). For purposes of this Plan, Moody's shall not exceed 12%. In the event that Moody's exceeds 12%, for purposes of calculating the appropriate Interest Yield, 12% shall be used.

         2.15 "Normal Benefit Date" means the date of Termination of Service of the Participant on or after he/she attains age 65 and has completed five Years of Service with the Company.

         2.16 "Participant" means an executive of the Company who is designated to be eligible pursuant to Section 3.1 who enters into an Agreement, and who has commenced Salary and/or Bonus reductions pursuant to such Agreement.

         2.17 "Plan" means the Illinois Tool Works Inc. Executive Contributory Retirement Income Plan as amended from time-to-time.

         2.18     "Plan Effective Date" means April 1, 1993.

         2.19     "Salary" means the Participant's base pay.

         2.20 "Termination of Service" means the Participant's cessation of his/her service with the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of retirement, death, or Disability.

         2.21 "Years of Service" shall have the same meaning as Eligibility Service under the Illinois Tool Works Inc. Pension Plan.

III.     PARTICIPANT AND COMPENSATION REDUCTION

         3.1 Participation. Participation in the Plan shall be limited to executives of the Company who qualify for inclusion in a "select group of management or highly compensated employees" as provided in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA and who are designated to be eligible by the Chief Executive Officer (CEO) of the Company. The CEO of the Company must be designated to be eligible by the Board of Directors. In addition, to be eligible to participate in the Plan, an eligible employee must file an Agreement with the Company prior to the first day of the deferral period on which a Participant's participation commences in the Plan. The election to participate shall be effective upon the receipt by the Company of an Agreement that is properly completed and executed in conformity with the Plan.


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                  A Participant must be designated to be eligible for each
                  deferral period as outlined in Section 3.2.

         3.2 Minimum and Maximum Deferral and Length of Participation. A Participant may elect to defer between 5% and 50% of his/her Salary in 1% increments during a Deferral Year. In addition, a Participant may elect to defer up to 100% of his/her Bonus in 1% increments earned during a Deferral Year. At the time of election, a Participant may elect to defer a different percentage of his/her Salary or Bonus for each Deferral Year and may also elect not to defer any portion of his/her Salary or Bonus in a Deferral Year.


                  The deferral opportunity shall extend through December 31, 2004, however there shall be two periods of three years each. The initial deferral period shall be from January 1, 1999 through December 31, 2001. The second deferral period shall be from January 1, 2002 through December 31, 2004. A Participant must complete a separate Agreement for each deferral period and in order to be eligible for the second deferral period, a Participant must be designated to be eligible for the second deferral period and must complete a separate Agreement for that deferral period.

         3.3 Timing of Deferral Credits. The amount of Salary and Bonus that a Participant elects to defer in an Agreement shall cause an equivalent reduction in the Participant's Salary and Bonus. Salary and Bonus deferrals shall be credited to the Participant's Deferred Benefit Account throughout each Plan year at the end of each calendar quarter.

         3.4 New Participants. Subsequent to January 1, 1999, an employee shall be eligible to participate after being approved by the CEO. The eligible employee may begin participation pursuant to
                  Section 3.1 and shall be bound by all terms and conditions of the Plan, provided, however, that his/her Agreement must be filed no later than 30 days following notification of his/her eligibility to participate.

         3.5 Alteration of Salary and Bonus Deferral. Except as provided in this Section 3.5 and in Section 3.6, a Participant's election to defer Salary and Bonus shall be irrevocable. Pursuant to this Section 3.5, a Participant may increase or decrease his/her original Salary and/or Bonus deferral percentage prior to December 1 of the year preceding the Deferral Year for which such adjustment is requested. A Participant may increase or decrease the deferral percentage of his/her Salary and/or Bonus by the greater of 5% for Salary and 10% for Bonus or a percentage which is not more than 50% of the Participant's original election if changed prior to December 1 of the year preceding the Deferral Year for which the adjustment is effective. In the event that the maximum adjustment percentage is not an integer percentage it shall be rounded up to the next highest integer percentage. A Participant may not decrease his/her Salary deferral percentage below 5%, but may choose not to have any Salary deferral in accordance with this section 3.5. To the extent a Participant has elected to defer 0% of Salary and/or Bonus for any Deferral Year on his/her deferral agreement, the Participant may increase his/her Salary deferral from 0% to 5% and/or increase his/her Bonus deferral from 0% to 10% by entering into a deferral Agreement by December 1 of the year preceding the Deferral Year for which such Agreement is to be effective.



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         3.6      Emergency Benefit: Waiver of Deferral. In the event that the
                  Company, upon written petition of the Participant or his/her Beneficiary, determines in its sole discretion, that the Participant or his/her Beneficiary has suffered an unforeseeable financial emergency, the Company may pay to the Participant or his/her Beneficiary as soon as practicable following such determination, an amount, not in excess of the Participant's Deferred Benefit Account, necessary to satisfy the emergency. For purposes of this Plan, an unforeseeable financial emergency is an unanticipated emergency that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if the emergency distribution were not permitted, as may result from illness, casualty loss or sudden financial reversal. Cash needs arising from foreseeable events, such as the purchase of a residence or education expenses for children shall not be considered the result of an unforeseeable financial emergency. The Company may also grant a waiver of the Participant's agreement to defer a stated amount of Salary and Bonus upon finding that the Participant has suffered an unforeseeable financial emergency. The waiver shall be for such period of time as the Company deems necessary under the circumstances.

         3.7 Company Matching Contribution. The Company shall contribute an amount to a Participant's Deferred Benefit Account as and when the Participant's own Salary deferrals are added pursuant to
                  Section 3.3. The amount of the Company matching contribution shall be equal to 3% of the Participant's Salary. In order for the Company matching contribution to be credited to a Participant's Deferred Benefit Account, the Participant must elect to defer at least 5% of his/her Salary during the Deferral Year. Notwithstanding the foregoing, when the CEO designates a Participant pursuant to Section 3.4, he may specify that such Participant is not entitled to a Company matching contribution.

         3.8 Determination of Account. The balance of each Participant's Deferred Benefit Account as of each Determination Date shall be calculated as follows, using the terms and methods in the order defined below:

                  a)    Beginning Balance:


                        The balance on the beginning of the first day of the quarter. This equals the Ending Balance as of the end of the day on the prior Determination Date.

                  b)    Sub-Ending Balance:


                        The Beginning Balance, plus Participant deferrals plus Company matching contributions less any distributions, made after the prior Determination Date and up through and including the current Determination Date.

                  c)    Average Balance:


                        The arithmetic average of the Beginning Balance and the Sub-Ending Balance from the current quarter.

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                  d)    Interest:


                        The Average Balance times the appropriate Interest Yield divided by four, times the number of calendar days from the prior Determination Date to the current Determination Date (or the date of payment if applicable and deemed appropriate by the Company) divided by the total number of calendar days in the quarter.

                  e)    Ending Balance:


                        The Sub-Ending Balance plus Interest.

         3.9 Vesting of a Participant's Deferred Benefit Account. A Participant shall be 100% vested in his/her Deferred Benefit Account equal to the amount of Salary and Bonus he/she deferred into the Deferred Benefit Account and the interest credited thereon. The Company matching contributions and interest credited thereon shall vest in the same manner as under the Illinois Tool Works Inc. Savings and Investment Plan.

IV.      BENEFITS

         4.1 Return of Deferrals. At the time a Participant executes an Agreement, he/she may elect to receive a return of his/her deferrals made within a particular Deferral Year. The return of deferral election does not apply to either the Company's matching contribution or the interest credited to the Participant's Deferred Benefit Account. The return of deferral election shall specify the year (distribution year) in which payment shall be made, which shall be paid as of June 30, five or more years after the Deferral Year in which the Salary and/or Bonus deferral was initially credited to the Participant's Deferred Benefit Account. Each such return of deferral shall be paid in a lump sum. A return of deferral shall only be paid prior to a Participant's Termination of Service. Any return of deferral paid shall be deemed a distribution, and shall be deducted from the Participant's Deferred Benefit Account. A separate return of deferrals election shall be made for each Deferral Year and for both Salary and Bonus deferrals.

         4.2 Retirement Benefit. Subject to Section 4.8 below, upon a Participant's Early Benefit Date or Normal Benefit Date, he/she shall be entitled to receive the amount of his/her Deferred Benefit Account determined under Section 3.8 using the Retirement Interest Yield. The form of benefit payment shall be as provided in Section 4.8.

         4.3 Termination Benefit. Upon the Termination of Service of a Participant before becoming eligible for a retirement benefit, for reasons other than death or Disability, the Company shall pay to the Participant, a benefit equal to the vested portion of his/her Deferred Benefit Account using the Termination Interest Yield.

                  Unless otherwise directed by the Committee, the termination benefit shall be payable in a lump sum within 60 days following his/her Termination of Service. Upon a Termination of Service, the Participant shall immediately cease to be eligible for any other benefit provided under this Plan.



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         4.4      Death Prior to Termination of Service. Upon the Termination of
                  Service due to a Participant's death, the Beneficiary of the deceased Participant shall be entitled to a death benefit equal to the Participant's Deferred Benefit Account determined under Section 3.8 using the Death Interest Yield. The form of benefit shall be as provided in Section 4.8 and shall be in lieu of all other benefits under this Plan.

         4.5 Death Subsequent to Early or Normal Benefit Date. Upon the death of a Participant subsequent to his/her Early or Normal Benefit Date, the Beneficiary of the deceased Participant shall receive the Participant's remaining Deferred Benefit Account. Payment of a Participant's remaining Deferred Benefit Account shall be in accordance with Section 4.8.

         4.6 Disability. In the event of a Termination of Service due to Disability, which first manifests itself after the Plan Effective Date and prior to the commencement of Benefit Payments in Section 4.8, a disabled Participant may receive a benefit equal to the balance of his/her Deferred Benefit Account under Section 3.8 using the Retirement Interest Yield. The commencement of such benefit will be on the Participant's earliest benefit date consistent with Sections 2.12 and 2.15. Payments shall be made in accordance with Section 4.8. The Company, in its sole discretion, may accelerate the payment of any disability benefit payable under this Section. Disability benefits shall be treated as distributions from a Participant's Deferred Benefit Account.

         4.7 Change of Status. In the event it is determined that the Participant ceases to be eligible to participate in this Plan or if the Participant's Salary is materially reduced, the Participant may elect to reduce the amount of any remaining deferral. In such event, he/she shall not be treated as having terminated participation pursuant to this Plan.

         4.8      Form of Benefit Payment.

                  a) Upon the happening of an event described in Section 4.2, 4.4, 4.5, or 4.6, the Company shall pay the Participant's Deferred Benefit Account in a lump sum or in monthly installments payable in approximately equal amounts over 2 to 20 years, commencing on the event described in Section 4.2, 4.4, 4.5 or 4.6 in accordance with the Participant's last Agreement. Interest on the unpaid principal balance equal to the applicable Retirement Interest Yield will be added to the Participant's Deferred Benefit Account on each Determination Date. The amount of the installment payments shall be based on the prevailing Retirement Interest Yield at the commencement of payments, projected into the future using a method approved by the Company. The amount of the installment payments shall be recomputed no less frequently than every three years and the installment payments shall be increased or decreased to reflect any changes in the Retirement Interest Yield.

                        A Participant may, by written request filed with the Company at least 13 months prior to the commencement of a distribution pursuant to this Plan, change the method of distribution elected in his/her Agreement to any other method permitted under this Section 4.8.


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                  b)    In the event of the death of the Participant, as
                        described in Sections 4.4. or 4.5, the Participant's Beneficiary may, with the consent of the Company, elect an alternative form of benefit payment, such as a lump-sum payment or a shorter installment period. In such event, the applicable Death Interest Yield shall be utilized in determining the Deferred Benefit Account until all payments have been made to the Beneficiary of the deceased Participant.

                  c) In the event that a Participant retires on or subsequent to his/her Early Benefit Date but prior to his/her Normal Benefit Date, the Participant may file a written request with the Company requesting the deferral of his/her Retirement Benefit until up to age 70. The written request must be made at least 13 months prior to the Participant's Termination of Service. The Company may, but is not required to, grant the Participant's request.

         4.9 Tax Withholding. To the extent required by law in effect at the time payments are made, the Company shall withhold any taxes required to be withheld by any Federal, State, or local government.

         4.10 Commencement of Payments. Unless otherwise provided, commencement of payments under this Plan shall be within 60 days following receipt of notice by the Company of an event which entitles a Participant or a Beneficiary to payments under this Plan, or at such earlier date as may be determined by the Company. All payments shall be made as of the first day of the month. Benefits paid pursuant to Section 4.2 may commence no earlier than age 55 and Deferred Benefit Accounts must be paid out no later than age 85.

         4.11 Recipients of Payments: Designation of Beneficiary. All payments to be made by the Company under the Plan shall be made to the Participant during his/her lifetime, provided that if the Participant dies prior to the completion of such payments, then all subsequent payments under the Plan shall be made by the Company to the Beneficiary determined in accordance with this Section 4.11. The Participant may designate a Beneficiary by filing a written notice of such designation with the Company in such form as the Company requires and may include contingent Beneficiaries. The Participant may from time-to-time change the designated Beneficiary by filing a new designation in writing with the Company. If no designation is in effect or if an existing designation is determined to be invalid or ineffective at the time any benefits payable under this Plan become due, the Beneficiary shall be the spouse of the Participant, or if no spouse is then living, the representatives of the Participant's estate.

V.       CLAIMS FOR BENEFITS PROCEDURE

         5.1 Claim for Benefits. Any claim for benefits under the Plan shall be made in writing to the Company. If such claim is wholly or partially denied by the Company, the Company shall, within a reasonable period of time, but not later than 60 days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial shall be in writing and shall contain:

                  (a)   The specific reason(s) for denial of the claim;

                  (b) A reference to the relevant Plan provisions upon which the denial is based;


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                  (c)   A description of any additional material or information
                        necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

                  (d)   An explanation of the Plan's claim review procedure.


                  If no such notice is provided, the claim shall be deemed granted.

         5.2 Request for Review of a Denial of a Claim for Benefits. Upon the receipt by the claimant of written notice of a denial of a claim, the claimant may within 90 days file a written request to the Committee, requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his/her claim, he/she may review relevant documents and may submit issues and comments in writing.

         5.3 Decision Upon Review of Denial of Claim for Benefits. The Committee shall render a decision on the claim review promptly, but no more than 60 days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the 60 day period shall be extended to 120 days. Such decision shall:

                  (a)   Include specific reasons for the decision;

                  (b) Be written in a manner calculated to be understood by the claimant; and

                  (c) Contain specific references to the relevant Plan provisions upon which the decision is based.

                  The decision of the Committee shall be final and binding in all respects on both the Company and the claimant.

VI.      ADMINISTRATION

         6.1      In general, the Plan shall be administered by the Company.

         6.2 Administrative Rights, Powers, and Duties. The Company shall be responsible for the management, operation, and administration of the Plan. In addition to any powers, rights and duties set forth elsewhere in the Plan, the Company shall have the following powers and duties:

                  (a) To adopt such rules and regulations consistent with the provisions of the Plan as it deems necessary for the proper and efficient administration of the Plan;

                  (b) To administer the Plan in accordance with its terms and any rules and regulations it establishes;

                  (c) To maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;



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

                  (d) To construe and interpret the Plan and to resolve all questions arising under the Plan;

                  (e) To direct the payment of benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;

                  (f) To employ or retain agents, attorneys, actuaries, accountants or other persons, who may also be employed by or represent the Company in matters other than this Plan; and

                  (g) To be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable Federal or State law.

         6.3 Information to be Furnished to Committee. The Company shall furnish the Committee such data and information as it may require. The records of the Company shall be determinative of each Participant's period of employment, termination of employment and the reason therefore, leave of absence, reemployment, Years of Service, personal data, and Salary and Bonus reductions. Participants and their Beneficiaries shall furnish to the Company such evidence, data, or information, and execute such documents as it requests.

         6.4 Responsibility. No employee of the Company, member of the Committee or of the Board of Directors of the Company shall be liable to any person for any action taken or omitted in connection with the administration of this Plan.

VII.     AMENDMENT AND TERMINATION

         7.1 Amendment. The Plan may be amended in whole or in part by the Company at any time. Notice of any such amendment shall be given in writing to the Committee and to each Participant and each Beneficiary of a deceased Participant. An amendment may not decrease the value of a Participant's Deferred Benefit Account.

         7.2 Company's Right to Terminate. The Company or the Committee may terminate the Plan and/or any Agreements pertaining to the Participant at any time after the Plan Effective Date. In the event of any such termination, the Participant shall be entitled to the amount of his/her Deferred Benefit Account determined under Section 3.8, using the Retirement Interest Yield as of the date of termination of the Plan and/or his/her Agreement. Such benefit shall be paid to the Participant in quarterly installments over a period of no more than 15 years, except that the Company, in its sole discretion, may pay out such benefit in a lump sum or in installments over a period shorter than 15 years.



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         7.3      Change in Control. If there is a Change in Control,
                  notwithstanding any other provision of this Plan, any Participant or Beneficiary who has a Deferred Benefit Account hereunder shall, at any time during an 18 month period immediately following a Change in Control, have the right to request and be paid by the Company a lump sum payment equal to 90% of the Participant's remaining Deferred Benefit Account. The remaining 10% of the Participant's Deferred Benefit Account shall be permanently forfeited and shall not be paid to, or in respect of, the Participant. In the event no such request is made by a Participant, the Plan and Agreement shall remain in full force and effect with respect to such Participant.

VIII.    MISCELLANEOUS

         8.1 No Implied Rights: Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Company in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under this Plan subsequent to the Termination of Service of the Participant.

         8.2 No Right to Company Assets. Neither the Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing any specific funds, assets or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person.

         8.3 No Employment Rights. Nothing herein shall constitute a contract of continuing service or in any manner obligate the Company to continue the services of the Participant, or obligate the Participant to continue in the service of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the Salary and Bonus payable to the Participant.

         8.4 Offset. If at the time payments or installments of payments are to be made hereunder, the Participant or the Beneficiary or both are indebted or obligated to the Company, then the payments remaining to be made to the Participant or the Beneficiary or both may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

         8.5 Non-assignability. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

         8.6 Notice. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the CEO. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

         8.7 Governing Laws. The Plan shall be construed and administered according to the laws of the State of Illinois.


         IN WITNESS WHEREOF, the Company has adopted and restated this Illinois Tool Works Inc. Executive Contributory Retirement Income Plan on January 1, 1999.



         ILLINOIS TOOL WORKS INC.



         By: /s/  John Karpan
             ---------------------------------------------

         Its:  Senior Vice President, Human Resources
             ---------------------------------------------





                                      -12-